Perspective Therapeutics Granted Fast Track Designation for [212Pb]PSV359 for the Treatment of Adult Patients with Locally Advanced Unresectable and/or Metastatic FAP-Positive Solitary Fibrous Tumors

SEATTLE, Oct. 08, 2026 -- Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body, today announced that the U.S. Food and Drug Administration (the “FDA”) granted Fast Track Designation for the development of PSV359 for adult patients with locally advanced unresectable and/or metastatic fibroblast activation protein (FAP)-positive solitary fibrous tumors (SFTs).

SFT is a rare cancer for which patients with locally advanced unresectable or metastatic disease have limited treatment options. [²¹²Pb]PSV359 is an investigational FAP-targeted alpha-particle therapy being evaluated in an ongoing Phase 1/2a study in patients with advanced FAP-positive solid tumors. Published clinical imaging research has demonstrated FAP-targeted tracer uptake in SFTs, supporting the biological rationale for evaluating a FAP-directed therapy in this disease.1 Early human imaging data for PSV359 support strong tumor uptake and fast renal clearance.

The FDA’s Fast Track program is intended to facilitate development and expedite the review of therapies for serious conditions with unmet medical needs.2 Programs that receive Fast Track Designation may benefit from more frequent interactions with the FDA regarding the development program. A Fast Track-designated product may also qualify for rolling review, Accelerated Approval, or Priority Review if the applicable requirements for those programs are met.2 FDA treats these as distinct expedited programs with separate qualifying criteria.

“FAP-α is a particularly compelling target because of its broad expression across solid tumors and within the tumor microenvironment, creating the potential for PSV359 to address a substantial patient population across multiple cancer types,” said Markus Puhlmann, Perspective’s Chief Medical Officer. “There are currently no approved therapies specifically targeting FAP-α, despite its association with aggressive cancers and tumor environments that can limit drug penetration and suppress immune activity. Imaging FAP-α expression before treatment allows us to pair patient selection with targeted alpha radiopharmaceutical therapy and pursue that broad opportunity with precision.”

“Fast Track designation for FAP-positive solitary fibrous tumors is an important step in advancing the broader PSV359 program and our strategy of engineering targeted radiopharmaceutical therapy based on the alpha-generating isotope 212Pb to optimize the therapeutic window in oncology,” said Thijs Spoor, Perspective’s Chief Executive Officer. “We look forward to working with the FDA and the medical community to define an efficient development path for PSV359 in this rare and serious disease.”

About FAP

FAP is a cell-surface protein expressed predominantly by cancer-associated fibroblasts (CAFs) in the stroma, an important component of the tumor microenvironment (TME) in many epithelial cancers. FAP may also be expressed directly by certain cancer cells, including sarcomas and mesotheliomas.3,4,5,6 Higher FAP-α expression has been found to be associated with poor prognosis in a number of solid tumors such as non-small cell lung cancer, colorectal cancer, pancreatic cancer, stomach cancer, mesothelioma, head and neck cancer, esophageal cancer, and ovarian cancer.7,8,9,10,11,12 FAP-α expression is generally limited in healthy tissues.5,6

About PSV359

PSV359 was designed to target and deliver 212Pb to tumor sites expressing FAP-α, associated with multiple highly prevalent solid tumors, with patients in need of additional treatment options. The targeting moiety may also be radiolabeled with 203Pb or 68Ga (known as PSV377) to detect FAP-α expression in individual patients. Preclinical imaging and therapy, as well as early human imaging results, have demonstrated that Perspective's proprietary targeting ligand improves target engagement and uptake in tumors and reduces retention in healthy tissues, which may result in a desirable therapeutic index.

Perspective is conducting a multi-center, open-label, dose-finding and dose-expansion study (clinicaltrials.gov identifier NCT06710756) of [212Pb]PSV359 in patients with advanced solid tumors that express FAP-α as determined by imaging with [203Pb]PSV359. The primary objective of the dose-finding phase of the study is to assess the safety and tolerability of various doses of [212Pb]PSV359 in order to inform selection of the recommended Phase 2 dose for use in the expansion phase. Antitumor activity may be evaluated as an additional primary outcome in the expansion portion of the study.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-generating isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging techniques that incorporate the same targeting moieties, creating an opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables visualization of the specific tumor and subsequent treatment, potentially improving efficacy and minimizing toxicity.

The Company is advancing a portfolio of clinical-stage programs in the U.S., including bamzireotide navoxetan (VMT-α-NET, neuroendocrine tumors), lapemelanotide zapixetar (VMT01, melanoma), and PSV359 (solid tumors).

The Company is expanding its regional finished drug product candidate supply network, enabled by its proprietary 224Ra/212Pb generator platform used to manufacture clinical drug product candidates, to support the delivery of patient-ready drug product candidates for clinical trials and, if approved, commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company’s proprietary technology, imaging techniques and product candidates, including PSV359, and related treatment opportunities; the Company’s preclinical and clinical development plans and the expected timing for the release of additional data from its clinical programs; the Company’s beliefs that its product candidates address certain unmet medical needs, including the potential for PSV359 to address a substantial patient populations across multiple cancer types; the anticipated clinical benefits of the Company’s product candidates relative to existing therapies; the Company’s expectations regarding regulatory pathways for its product candidates; the expected benefits regarding the U.S. Food and Drug Administration’s (“FDA”) Fast Track Designation for PSV359, and PSV359’s potential eligibility for accelerated approval, priority review and rolling review; the Company’s expectations regarding its interactions with regulatory agencies, including the FDA, and the expected timing thereof; the Company’s regional distribution and manufacturing capabilities; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Known risk factors include (without limitation) that the Company’s clinical trials may be more costly or take longer to complete than anticipated, or may never be completed, or may not generate results that warrant future development of the tested product candidate; regulatory authorities may not grant or may delay approval for our product candidates; the Company may elect to change its strategy regarding its product candidates and clinical development activities; economic and market conditions may worsen; FDA’s designation for PSV359 may not provide the anticipated benefits and could be subject to withdrawal; and risks related to the sufficiency of the Company’s cash resources for its future operating expenses and capital expenditures. A more complete discussion of the risks and uncertainties facing the Company appears under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:
Annie J. Cheng, CFA
ir@perspectivetherapeutics.com

ENTENTE Network of Companies
Katie Morris, PhD
katiemorris@ententeinc.com

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2 Guidance for Industry Expedited Programs for Serious Conditions – Drugs and Biologics. https://www.fda.gov/media/86377/download?attachment. Accessed September 9, 2026.

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